UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2021 (April 22, 2021)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation)

033-90866 (Commission File No.)		25-1615902 (I.R.S. Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania (Address of Principal Executive Offices)		15212 (Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On April 22, 2021, Westinghouse Air Brake Technologies Corporation (the “Company”) entered into the second amendment (“Amendment No. 2”) to its Credit Agreement, dated as of June 8, 2018 (the “Initial Credit Agreement”) among the Company, Wabtec Netherlands B.V. and the borrowing subsidiaries party thereto, the lenders party thereto, and PNC Bank, National Association, as administrative agent, as such Initial Credit Agreement was amended on February 22, 2019 by the first amendment thereto (as so amended by the first amendment, the “Credit Agreement”). The amendments introduced by Amendment No. 2, include:

(i) the addition of further exceptions to the current negative covenant limiting the incurrence of subsidiary indebtedness, including capacity (a) for foreign subsidiaries to incur up to €600.0 million at any one time outstanding and (b) for securitization subsidiaries to engage in securitization transactions in an aggregate amount of up to $300.0 million (including liens on any associated securitization receivables) at any one time outstanding;

(ii) the addition of a leverage ratio adjustment in connection with our acquisition of Nordco pursuant to which the maximum leverage ratio permitted adjusts to (x) 3.75 to 1.00 at the end of the fiscal quarter in which such acquisition is consummated and each of the three fiscal quarters immediately following such fiscal quarter and (y) 3.50 to 1.00 at the end of each of the fourth and fifth full fiscal quarters after the consummation of such acquisition; and

(iii) certain technical and administrative amendments.

Concurrent with entering into Amendment No. 2 to the Credit Agreement, the Company also amended its $600.0 million 364 day credit facility ("364 Day Facility") to make corresponding amendments.

The foregoing is a summary of certain terms and conditions of Amendment No. 2 and is not a complete discussion of the document. Accordingly, such description of Amendment No. 2 in this Item 8.01 is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated as of April 22, 2021, among Westinghouse Air Brake Technologies Corporation, Wabtec Netherlands B.V. and the other borrowing subsidiaries party thereto, the lenders party thereto and PNC Bank, National Association, as Administrative Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE
TECHNOLOGIES CORPORATION

	By:	/s/ Patrick D. Dugan
Patrick D. Dugan
Executive Vice President and
Chief Financial Officer
Date: April 28, 2021